Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of                               , 2012, is made by and between Lpath, Inc., a Nevada corporation (the “Company”), and                                                    (the “Indemnitee”).

RECITALS

A.            The Company desires to attract and retain the services of talented and experienced individuals, such as Indemnitee, to serve as directors and officers of the Company and its subsidiaries and wishes to indemnify its directors and officers to the maximum extent permitted by law;

B.            The Company and Indemnitee recognize that corporate litigation in general has subjected directors and officers to expensive litigation risks;

C.    Section 78.7502 of the Nevada Revised Statutes (“Section 78.7502”) empowers the Company to indemnify its directors, officers, employees, or agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees, or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 78.7502 is not exclusive;

D.            Section 78.752 allows for the purchase of management liability (“D&O”) insurance by the Company, which could cover asserted liabilities without regard to whether they are indemnifiable or not; and

E.    In order to induce Indemnitee to serve or to continue to serve as a director, officer, employee, or agent of the Company and/or one or more subsidiaries of the Company, the Company and Indemnitee enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants contained herein and Indemnitee’s agreement to continue to serve the Company after the date hereof, the sufficiency of which is hereby acknowledged, Indemnitee and the Company hereby agree as follows:

1.             Definitions.  As used in this Agreement:

(a)   “Agent” means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of the Company or a subsidiary of the Company as a director, officer, trustee, employee or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise, including as a deemed fiduciary thereto; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company, or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation, including as a deemed fiduciary thereto.

(b)   “Board” means the Board of Directors of the Company.

(c)   A “Change in Control” shall be deemed to have occurred if (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board, together with any new directors whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute a majority of the Board, (iii) the shareholders of the Company approve a merger, consolidation or a sale of all or substantially all of the Company’s assets with or to another entity, other than a merger, consolidation or asset sale that would result in the holders of the Company’s outstanding voting securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the total voting power represented by the voting securities of the Company or such surviving or successor entity outstanding immediately thereafter, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company.

(d)   “Disinterested Director” means a director of the Company who is not and was not a party to the matter in respect of which indemnification is sought by Indemnitee.

(e)   “Expenses” shall include all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, or Section 78.7502 or otherwise, including on appeal (including without limitation the premium, security for, and other costs relating to any costs bond, supersedes bond, or other appeal bond or its equivalent); provided, however, that “Expenses” shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a Proceeding.

(f)    “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, or an independent practitioner, that is experienced in matters of corporation law and indemnification.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(g)   “Proceeding” means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, or investigative (formal or informal).

(h)   “Subsidiary” means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

2.             Agreement to Serve.  Indemnitee agrees to serve and/or continue to serve as an Agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee serves as an Agent of the Company as of the date of this Agreement, so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or any subsidiary of the Company or until such time as Indemnitee tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment or other service with the Company by Indemnitee.

3.             Liability Insurance.

(a)   Maintenance of D&O Insurance.  The Company hereby covenants and agrees that, so long as Indemnitee shall continue to serve as an Agent of the Company and thereafter so long as Indemnitee shall be subject to any possible Proceeding by reason of the fact that Indemnitee was an Agent of the Company, the Company, subject to Section 3(c), shall promptly obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers, as more fully described below.

(b)   Rights and Benefits.  In all policies of D&O Insurance, Indemnitee shall qualify as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s independent directors (as defined by the insurer) if Indemnitee is such an independent director; of the Company’s non-independent directors if Indemnitee is not an independent director; of the Company’s officers if Indemnitee is an officer of the Company; or of the Company’s key employees, if Indemnitee is not a director or officer but is a key employee.

(c)   Limitation on Required Maintenance of D&O Insurance.  Notwithstanding the provisions of Sections 3(a) and 3(b) hereof, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that: such insurance is not reasonably available; the premium costs for such insurance are disproportionate to the amount of coverage provided; the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit; Indemnitee is covered by similar insurance maintained by a subsidiary of the Company; the Company does not have sufficient financial resources; or the Company is to be acquired and a tail policy with the incumbent insurers of six years duration (if reasonably possible) is purchased for pre-closing acts or omissions by Indemnitee.

(d)   Primacy of Statute.  Notwithstanding the above, NRS 78.752(4)(a) shall control, and the decisions of the Board of Directors as to the propriety of any terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive.

4.             Mandatory Indemnification.  Subject to the terms of this Agreement:

(a)   Third Party Actions.  If Indemnitee is a person who was or is a party or is threatened to be made a party to, or is otherwise involved in, any Proceeding (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, the Company shall indemnify Indemnitee against all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, provided the Indemnitee either:

(i)  acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe his or her conduct was unlawful; or

(ii) is not liable pursuant to NRS 78.138.

(b)   Actions By or in the Right of Company.  If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was an Agent of the Company, the Company shall indemnify Indemnitee against all Expenses, if Indemnitee:

(i) Is not liable pursuant to NRS 78.138; or

(ii) Acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company;

except that no indemnification under this Section 4(b) shall be made for any claim, issue or matter as to which Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the Nevada District Court in which such Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses as the Nevada District Court or such other court deems proper.

(c)   Actions where Indemnitee is Deceased.  If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, and if, prior to, during the pendency of or after completion of such Proceeding Indemnitee is deceased, the Company shall indemnify Indemnitee’s heirs, executors and administrators against all Expenses and liabilities of any type whatsoever to the extent Indemnitee would have been entitled to indemnification pursuant to this Agreement were Indemnitee still alive.

(d)   Certain Terminations.  The termination of any Proceeding or of any claim, issue, or matter therein by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(e)   Limitations.  Notwithstanding the provisions of Sections 4(a), 4(b), 4(c) and 4(d) hereof, the Company shall not be obligated to indemnify Indemnitee for Expenses or liabilities of any type whatsoever for which payment (and the Company’s indemnification obligations under this Agreement shall be reduced by such payment) is actually made to or on behalf of Indemnitee, by the Company or otherwise, under an corporate insurance policy, or under a valid and enforceable indemnity clause, right, by-law, or agreement; and, in the event the Company has previously made a payment to Indemnitee for an Expense or liability of any type whatsoever for which payment is actually made to or on behalf of Indemnitee under an insurance policy, or under a valid and enforceable indemnity clause, by-law or agreement, Indemnitee shall return to the Company the amounts subsequently received by the Indemnitee from such other source of indemnification.

5.             Indemnification for Expenses in a Proceeding in Which Indemnitee is Wholly or Partly Successful.

(a)   Successful Defense.  Notwithstanding any other provisions of this Agreement, to the extent Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding (including, without limitation, an action by or in the right of the Company) in which Indemnitee was a party by reason of the fact that Indemnitee is or was an Agent of the Company at any time, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with the investigation, defense or appeal of such Proceeding.

(b)   Partially Successful Defense.  Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is a party to or a participant in any Proceeding (including, without limitation, an action by or in the right of the Company) in which Indemnitee was a party by reason of the fact that Indemnitee is or was an Agent of the Company at any time and is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter.

(c)   Dismissal.  For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6.             Mandatory Advancement of Expenses.

(a)   Advancement.  Subject to the terms of this Agreement (including without limitation section 7(c)) and following notice pursuant to Section 7(a), the Company shall advance all Expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an Agent of the Company (unless there has been a final judicial decision from which there is no further right of appeal (a “final determination”) that establishes that Indemnitee is not entitled to indemnification for such Expenses, even if such determination does not specifically address indemnification but rather the standard of conduct set forth in Section 4 or a matter addressed by Section 9(c) or (d)) upon receipt of satisfactory documentation supporting such Expenses.  Such advances are intended to be an obligation of the Company to Indemnitee hereunder and shall in no event be deemed to be a personal loan.  The advances to be made hereunder shall be paid by the Company to Indemnitee within 60 days following delivery of a written request therefor by Indemnitee to the Company along with such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to advancement (which shall include, without limitation, detailed legal fee invoices, regarding which there shall be a joint defense privilege if the Company is also an actual or potential defendant in the action). Advances shall be unsecured and interest free and shall be made without regard to Indemnitee’s ability to repay,  Without limiting the generality or effect of the foregoing, within 60 days after any request by Indemnitee, the Company shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses.

(b)   Undertakings.  The Indemnitee shall qualify for advances only upon the execution and delivery to the Company of this Agreement, which constitutes an undertaking whereby Indemnitee promises to repay any amounts advanced if there is a final determination that establishes that Indemnitee is not entitled to be indemnified by the Company, as set forth in 9(a) above.

7.             Notice and Other Indemnification Procedures.

(a)   Notice by Indemnitee.  Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, Indemnitee shall, if Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company in writing of the commencement or threat of commencement thereof provided, however, that a delay in giving such notice will not deprive Indemnitee of any right to be indemnified under this Agreement unless, and then only to the extent that, the Company did not otherwise learn of the Proceeding and such delay is materially prejudicial to the Company’s ability to defend such Proceeding; and, provided, further, that notice will be deemed to have been given without any action on the part of Indemnitee in the event the Company is a party to the same Proceeding and has notice thereof. The omission to notify the Company will not relieve the Company from any liability for indemnification which it may have to Indemnitee otherwise than under this Agreement.

(b)   Insurance.  If the Company receives notice pursuant to Section 7(a) hereof of the commencement of a Proceeding that may be covered under D&O Insurance then in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.

(c)   Defense.  In the event the Company shall be obligated to advance the Expenses of any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to Indemnitee of written notice of its election so to do.  After delivery of such notice, and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at Indemnitee’s expense; and (ii) Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at the Company’s expense if (A) the Company has authorized the employment of counsel by Indemnitee at the expense of the Company, (B) Indemnitee shall have reasonably concluded based on the written advice of Indemnitee’s legal counsel that there is a conflict of interest that precludes joint representation with the Company and/or other individuals in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding.  In any event (including (ii) above), the Indemnitee agrees to be jointly represented with other individuals and/or the Company to the extent that there is no conflict of interest precluding such joint representation, and will work in good faith with the Company to minimize defense expenses to the extent reasonably possible where there are multiple defense counsel, including without limitation letting the Company’s counsel take the lead on defense activities where that is reasonably requested.  The Indemnitee will provide the Company with reasonable cooperation under the circumstances, including in cases where the Company is a nominal defendant, but not including other matters where the Company is a claimant.

8.             Right to Indemnification.

(a)   Determination of Right to Indemnification.  To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information, including detailed fee invoices and other materials (which shall be maintained by the Company as privileged to the extent reasonably possible, including under the common interest between Company and Indemnitee) to determine whether and to what extent Indemnitee is entitled to indemnification.  Upon written request by Indemnitee for indemnification pursuant to the preceding sentence, a determination with respect to Indemnitee’s entitlement thereto shall be made as follows:  (i) at the option of the Company either: (A) by the Board by a majority vote of a quorum consisting of the Disinterested Directors, or (B) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (C) if a quorum of Disinterested Directors so directs, by the stockholders of the Company; or (ii) in the event of a Change in Control, by Independent Counsel.  In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of Indemnitee, the Independent Counsel shall be selected by the Board unless there shall have occurred within 2 years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change in Control”, in which case the Independent Counsel shall be selected by Indemnitee unless Indemnitee shall request that such selection be made by the Board.  Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement.

(b)   Application to Court.  If within 60 days after a qualifying written request has been received by the Company (i) the claim for indemnification or advancement of Expenses is denied, in whole or in part, (ii) no disposition of such claim is made by the Company, (iii) the advancement of Expenses is not timely made pursuant to Section 6 of this Agreement or (iv) payment of indemnification is not made pursuant to Section 5 of this Agreement, Indemnitee shall have the right to apply to a Nevada District Court, the court in which the Proceeding is or was pending or any other court of competent jurisdiction, for the purpose of enforcing Indemnitee’s right to indemnification (including the advancement of Expenses) pursuant to this Agreement.

(c)   Expenses Related to the Enforcement or Interpretation of this Agreement.  The Company shall indemnify Indemnitee against all reasonable Expenses incurred by Indemnitee to bring a proceeding under Section 8(b) to determine Indemnitee’s right to indemnification, and against all reasonable Expenses incurred by Indemnitee to bring or defend any other proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement, but only if and to the extent Indemnitee is successful in any of the foregoing.

9.             Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated:

(a)   Claims Initiated by Indemnitee.  To indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, with a reasonable allocation where appropriate, unless (i) such indemnification is expressly required to be made by law, (ii) the Proceeding was authorized by the Board, (iii) or such indemnification is provided by the Company, in its sole discretion, pursuant to any applicable powers vested in the Company under the Nevada Revised Statutes, the Company’s Charter, and its Bylaws.  For the avoidance of doubt, a lawsuit, counterclaim, cross claim, third party claim, or other Claim by Indemnitee, that may reasonably relate to a Claim against Indemnitee, will not trigger indemnification or advancement unless (i), (ii), or (iii) is met as above.

(b)   Unauthorized Settlements.  To indemnify Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding unless the Company provides its prior written consent to such settlement, which consent shall not be unreasonably withheld;

(c)   Claims Under Section 16(b).  To indemnify Indemnitee for Expenses associated with any Proceeding related to, or the payment of profits made from, the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law (provided, however, that the Company may advance legal fees for such matters); or

(d)   Payments Contrary to Law.  To indemnify or advance Expenses to Indemnitee for which payment is prohibited by applicable law.

10.          Non-Exclusivity.  The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Company’s Articles of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while occupying Indemnitee’s position as an Agent of the Company, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an Agent of the Company and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

11.          Presumption of Entitlement.  It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought under 8(b) for advancement prior to a final determination) that the Indemnitee has not met the standard of conduct which makes it permissible under the Nevada Revised Statutes for the Company to indemnify the Indemnitee for the amount claimed (but the burden of proving such defense shall be on the Company) or that Indemnitee is not entitled to indemnification because of the limitations set forth in Section 9 hereof, and Indemnitee shall be entitled to the presumptions in NRS 78.138.  Neither the failure of the Company (including its Board, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Nevada Revised Statutes, nor an actual determination by the Company (including its Board, Independent Counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.  In making any determination concerning Indemnitee’s right to indemnification, there shall be a presumption that Indemnitee has satisfied the applicable standard of conduct. Any determination by the Company concerning Indemnitee’s right to indemnification that is adverse to Indemnitee may be challenged by the Indemnitee in a court of competent jurisdiction.

12.          Subrogation.  In the event the Company is obligated to make a payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery under a corporate insurance policy or any other indemnity right or agreement covering Indemnitee, who shall execute all documents required and take all action that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights (provided that the Company pays Indemnitee’s costs and expenses of doing so), including without limitation by assigning all such rights to the extent of such indemnification or advancement of Expenses.  The Company’s obligation to indemnify or advance expenses under this Agreement shall be reduced by any amount Indemnitee has collected from such other source, and in the event that Company has fully paid such indemnity or expenses, Indemnitee shall return to the Company any amounts subsequently received from such other source of indemnification.  However, solely as to any insurance policy that is personal to the Indemnitee and not any other person or entity outside of Indemnitee’s immediate family, to the extent allowed by its insurance policies and applicable law, and only to the extent any loss has been paid by Company’s insurance, the Company waives all rights to contribution, indemnification, or subrogation.

13.          Survival of Rights.

(a)   All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an Agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding by reason of the fact that Indemnitee was serving in the capacity referred to herein.

(b)   The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

14.          Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary.

15.          Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 15 hereof.

16.          Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless it is in a writing signed by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17.          Notice.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) upon delivery if delivered by hand to the party to whom such notice or other communication shall have been directed, (b) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the third business day after the date on which it is so mailed, (c) one business day after the business day of deposit with a nationally recognized overnight delivery service, specifying next day delivery, with written verification of receipt, or (d) on the same day as delivered by confirmed facsimile transmission if delivered during business hours or on the next successive business day if delivered by confirmed facsimile transmission after business hours.  Addresses for notice to either party shall be as shown on the signature page of this Agreement, or to such other address as may have been furnished by either party in the manner set forth above.

18.          Governing Law.  This Agreement shall be governed exclusively by and construed according to the laws of the State of Nevada as applied to contracts between Nevada residents entered into and to be performed entirely within Nevada.  This Agreement is intended to be an agreement of the type contemplated by Section 78.7502 of the Nevada Revised Statutes.

19.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforcement is sought needs to be produced to evidence the existence of this Agreement.

20.          No Imputation.  To the fullest extent allowed by relevant law, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or the Company itself shall not be imputed to Indemnitee for purposes of determining any rights under this Agreement.

21.          Determination of Good Faith/ Safe Harbor.  A member of the board of directors, or a member of any committee designated by the board of directors, shall, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company’s officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

The parties hereto have entered into this Indemnification Agreement effective as of the date first above written.

INDEMNITEE:	THE COMPANY:

LPATH, INC

[Name of Indemnitee]	By:

Address:	Title: